As filed with the Securities and Exchange Commission on April 5, 2002
                                                Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

      RAYTHEON COMPANY                  Delaware                  95-1778500
        RC TRUST II                     Delaware                  04-6968193
(Exact name of registrant as  (State or other jurisdiction     (I.R.S. Employer
 specified in its charter)        of incorporation or        Identification No.)
                                     organization)

                                141 Spring Street
                         Lexington, Massachusetts 02421
                                 (781) 862-6600

          (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

            Neal E. Minahan, Esq.                            Copy to:
  Senior Vice President and General Counsel           William J. Curry, Esq.
              Raytheon Company                       Sullivan & Worcester LLP
              141 Spring Street                       One Post Office Square
       Lexington, Massachusetts 02421              Boston, Massachusetts 02109
               (781) 862-6600                             (617) 338-2800
           (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this registration statement as determined by the registrants.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. |_|

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, (the "Securities Act") other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                          CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                     Proposed Maximum      Proposed Maximum
    Title of Each Class of         Amount to be     Offering Price Per    Aggregate Offering          Amount of
Securities to be Registered(1)    Registered(2)         Unit(2)(3)          Price(2)(3)(4)        Registration Fee
------------------------------------------------------------------------------------------------------------------
Debt Securities of Raytheon
Company(5)(8)
------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value
per share, of Raytheon
Company(6)(8)
------------------------------------------------------------------------------------------------------------------
Preferred Stock, $0.01 par
value per share, of Raytheon
Company(7)(8)
------------------------------------------------------------------------------------------------------------------
Warrants of Raytheon Company(9)
------------------------------------------------------------------------------------------------------------------
Stock Purchase Contracts of
Raytheon Company(10)
------------------------------------------------------------------------------------------------------------------
Stock Purchase Units of
Raytheon Company(11)
------------------------------------------------------------------------------------------------------------------
Trust Preferred Securities of
RC Trust II(12)
------------------------------------------------------------------------------------------------------------------
Guarantees of Trust Preferred
Securities of RC Trust II by
Raytheon Company(13)
------------------------------------------------------------------------------------------------------------------
Total                            $3,000,000,000(1)         100%          $3,000,000,000(1)          $276,000(14)
==================================================================================================================

(1)   In no event will the aggregate  initial offering price of all securities issued from time to time pursuant to the prospectus  contained in this registration  statement exceed  $3,000,000,000 or the equivalent thereof in one or more foreign  currencies,  foreign  currency units or composite  currencies.  The aggregate  amount of common stock of Raytheon Company  registered  hereunder is further limited to that which is permissible under
      Rule 415(a)(4) under the Securities Act. The securities registered hereunder may be sold separately, together or as units with other securities registered  hereunder.  There are also being registered hereunder contracts that may be issued by the registrants  under which the  counterparty  may be required to purchase or sell the other securities  registered  hereunder.  These contracts would be issued together with securities registered hereunder.  There are also being registered hereunder an indeterminate  principal amount of the securities as may be issuable upon  conversion or exchange of debt  securities,  preferred stock or warrants or pursuant to antidilution provisions thereof.

(2)   Not required to be included in accordance  with General  Instruction  II.D. of Form S-3 under the  Securities
      Act.

(3)   The proposed maximum  offering price per unit and the aggregate  offering price per class of security will be determined  from time to time by Raytheon  Company in connection  with the issuance by the registrants of the securities registered hereunder.

(4)   Estimated  solely for  purposes of  determining  the  registration  fee  pursuant  to Rule  457(o)  under the
      Securities Act.

(5)   Subject to Note (1) above, there is being registered  hereunder an indeterminate amount of debt securities of
      Raytheon  Company as may be sold,  from time to time. If any debt  securities are issued at an original issue discount,  then the  offering  price  shall be in such  greater  principal  amount as shall not  result in an aggregate initial offering price exceeding  $3,000,000,000  or the equivalent  thereof in one or more foreign currencies,  foreign  currency units or composite  currencies.  Debt  securities may be issued and sold to RC
      Trust II in which event such debt  securities  may later be  distributed  to the  holders of trust  preferred securities  of RC Trust II in  certain  circumstances  including  upon a  dissolution  of RC Trust II and the distribution of its assets.

(6)   Subject to Note (1) above,  there is being registered  hereunder an  indeterminate  amount of common stock of
      Raytheon  Company as may be sold from time to time.  Each share of common stock includes one preferred  share purchase right. No separate consideration is payable for the preferred share purchase rights.

(7)   Subject to Note (1) above, there is being registered  hereunder an indeterminate amount of preferred stock of
      Raytheon Company as may be sold from time to time.

(8)   Subject to Note (1) above,  there is being registered  hereunder an indeterminate  amount of debt securities, common stock and preferred stock of Raytheon  Company,  as shall be issuable upon conversion or redemption of debt  securities,  common  stock or  preferred  stock of  Raytheon  Company,  as the case may be, or upon the exercise of warrants or upon  settlement  of the stock  purchase  contracts  of Raytheon  Company  registered hereunder.

(9)   Subject to Note (1) above,  there is being  registered  hereunder  an  indeterminate  amount of  warrants  of
      Raytheon Company,  representing rights to purchase certain of the debt securities,  common stock or preferred stock of Raytheon Company registered hereunder.

(10)  Subject to Note (1) above,  there is being  registered  hereunder an  indeterminate  amount of stock purchase contracts of Raytheon Company as may be sold from time to time.

(11)  Subject to Note (1) above,  there is being  registered  hereunder an  indeterminate  number of stock purchase units of Raytheon  Company as may be sold from time to time. Each stock purchase unit consists of (a) a stock purchase contract,  under which the holder, upon settlement,  will purchase an indeterminate number of shares of common stock of Raytheon Company and (b) a beneficial interest in either trust preferred  securities of RC
      Trust II or debt obligations of third parties,  including U.S. treasury securities.  Each beneficial interest will be pledged to secure the obligation of such holder to purchase such shares of common stock.  No separate consideration will be received for the stock purchase contracts.

(12)  Subject to Note (1) above,  there is being registered  hereunder an  indeterminate  amount of trust preferred securities of RC Trust II as may be sold from time to time.

(13)  Subject to Note (1) above,  there is being  registered  hereunder all guarantees and other  obligations  that
      Raytheon  Company may have with respect to trust  preferred  securities that may be issued by RC Trust II. No separate consideration will be received for the guarantees or any other such obligations.

(14)  Calculated  pursuant to Rule 457(o) of the rules and  regulations  under the  Securities Act at the statutory rate of $92 per $1,000,000 of securities registered.

         The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED APRIL 5, 2002

PROSPECTUS

                                 $3,000,000,000
                                RAYTHEON COMPANY
                                 DEBT SECURITIES
                                  COMMON STOCK
                                 PREFERRED STOCK
                                    WARRANTS
                            STOCK PURCHASE CONTRACTS
                              STOCK PURCHASE UNITS
                                   GUARANTEES

                                   RC TRUST II
                           TRUST PREFERRED SECURITIES
                      Fully and Unconditionally Guaranteed,
                    as described herein, by Raytheon Company

         We may, from time to time, offer:

     o    debt securities;
     o    shares of our common stock;
     o    shares of our preferred stock;
     o    warrants to purchase any of these securities; and
     o    stock purchase contracts.

The securities we offer will have an aggregate public offering price of up to $3.0 billion. These securities may be offered and sold separately or together in units with other securities described in this prospectus. Our debt securities may be senior or subordinated.

         RC Trust II may, from time to time, offer trust preferred securities which will be fully and unconditionally guaranteed by us. Our guarantees may be senior or subordinated. The trust preferred securities may be offered and sold separately or together in units with other securities described in this prospectus.

         We and RC Trust II will indicate the particular securities we offer and their specific terms in a supplement to this prospectus. In each case we would describe the type and amount of securities we are offering, the initial public offering price and the other terms of the offering.

         Our common stock is listed on the New York Stock Exchange under the symbol "RTN." We will make applications to list any shares of common stock sold pursuant to a supplement to this prospectus on the NYSE. We have not determined whether we will list any of the other securities we may offer on any exchange or over-the-counter market. If we decide to seek listing of any securities, the supplement will disclose the exchange or market.

         Risks associated with an investment in the securities will be described in the applicable prospectus supplement, as described under "Risk Factors" on page 4.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         Our and RC Trust II's principal place of business is 141 Spring Street, Lexington, Massachusetts 02421 and our and RC Trust II's telephone number is
(781) 862-6600.

            The date of this prospectus is ___________________, 2002.

                                TABLE OF CONTENTS
                                                                            Page
ABOUT THIS PROSPECTUS.......................................................   1
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS........................   2
OUR COMPANY.................................................................   3
RC TRUST....................................................................   3
RISK FACTORS................................................................   4
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS...   4
USE OF PROCEEDS.............................................................   4
DESCRIPTION OF OUR DEBT SECURITIES..........................................   5
DESCRIPTION OF OUR COMMON STOCK.............................................  12
DESCRIPTION OF OUR PREFERRED STOCK..........................................  13
DESCRIPTION OF OUR WARRANTS.................................................  14
DESCRIPTION OF THE STOCK PURCHASE CONTRACTS AND THE STOCK PURCHASE UNITS....  15
DESCRIPTION OF THE TRUST PREFERRED SECURITIES...............................  15
DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEE.....................  16
RELATIONSHIP AMONG THE DEBT SECURITIES, THE TRUST PREFERRED SECURITIES
     AND THE TRUST PREFERRED SECURITIES GUARANTEE...........................  19
DESCRIPTION OF CERTAIN PROVISIONS OF DELAWARE LAW AND OUR CERTIFICATE
      OF INCORPORATION AND BY-LAWS..........................................  21
PLAN OF DISTRIBUTION........................................................  23
VALIDITY OF THE OFFERED SECURITIES..........................................  25
EXPERTS.....................................................................  25
WHERE YOU CAN FIND MORE INFORMATION.........................................  25
DOCUMENTS INCORPORATED BY REFERENCE.........................................  25

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of proceeds of $3.0 billion or the equivalent denominated in foreign currency.

         This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with additional information described under the headings "Where You Can Find More Information" and "Documents Incorporated By Reference."

         We have not included, or incorporated by reference, separate financial statements of RC Trust II in this prospectus. Neither we nor RC Trust II consider these financial statements material to holders of the trust preferred securities because:

         o        RC Trust II is a special purpose entity;
         o RC Trust II does not have any operating history or independent operations; and
         o RC Trust II is not engaged in, nor will it engage in, any activity other than issuing trust preferred and trust common securities, investing in and holding our debt securities and engaging in related activities.

         Furthermore, the combination of our obligations under our debt securities, the associated indentures, RC Trust's declaration of trust and our related guarantees provide a full and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities. In addition, we do not expect that RC Trust will file reports with the SEC under the Securities Exchange Act of 1934, as amended.

         You should rely only on the information incorporated by reference or provided in this document and any prospectus supplement. Neither we nor RC Trust II have authorized anyone else to provide you with different information. Neither we nor RC Trust II are making an offer of these securities in any jurisdiction where it is unlawful. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

         References in this prospectus to the terms "we," "our" or "us" or other similar terms mean Raytheon Company, unless we state otherwise or the context indicates otherwise. References in this prospectus to "RC Trust" mean RC Trust II.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus and the information we are incorporating by reference into it contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this prospectus and the information incorporated by reference into this prospectus, that we expect or anticipate will or may occur in the future, including, without limitation, statements included in this prospectus under "Our Company" and located elsewhere in this prospectus and the documents we incorporate by reference regarding our financial position, business strategy and measures to implement that strategy, including changes to operations, competitive strengths, goals, expansion and growth of our business and operations, plans, references to future success and other such matters, are forward-looking statements. These statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including without limitation the information discussed under the caption "Risk Factors" in the applicable prospectus supplement to be provided with this prospectus as well as other factors which might be described from time to time in our filings with the SEC.

         Consequently, all of the forward-looking statements we make in this prospectus and the information we are incorporating by reference into this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our businesses or operations. All subsequent forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by any of those factors described above and in the documents containing such forward-looking statements. We do not assume any obligation to release publicly any updates or revisions to any forward-looking statement.

                                   OUR COMPANY

         We are a global technology leader, with worldwide 2001 sales of $16.9 billion. We provide products and services in defense electronics, including missiles; radar; sensors and electro-optics; intelligence, surveillance and reconnaissance; command, control, communication and information systems; naval systems; air traffic control systems; and technical services. We are one of the leading providers of business and special-mission aircraft and deliver a broad line of jet, turboprop and piston-powered airplanes to corporate and government customers worldwide. We have operations throughout the United States and serve customers in more than 70 countries around the world. Our principal executive offices are located at 141 Spring Street, Lexington, Massachusetts 02421. Our telephone number is (781) 862-6600.

                                    RC TRUST

         RC Trust is a subsidiary of ours. RC Trust was created under the Delaware Business Trust Act and is governed by a declaration of trust, as it may be amended and restated from time to time, among the trustees of RC Trust and us.

         When RC Trust issues its trust preferred securities, the holders of the trust preferred securities will own all of the issued and outstanding trust preferred securities of RC Trust. We will acquire all of the issued and outstanding trust common securities of RC Trust, representing an undivided beneficial interest in the assets of RC Trust of at least 3%.

         RC Trust will exist primarily for the purposes of:

         o        issuing its trust preferred and trust common securities;

         o investing the proceeds from the sale of its trust preferred and trust common securities in our debt securities; and

         o        engaging  in  other   activities  only  as  are  necessary  or
                  incidental to issuing its securities and purchasing and holding our debt securities.

The debt securities RC Trust purchases from us may be subordinated debt securities or senior debt securities. We will specify the type of debt security in a prospectus supplement.

         RC Trust has three trustees. One of the trustees, referred to as the regular trustee, is an individual who is an officer and employee of Raytheon. Additional regular trustees may be appointed in the future. The second trustee is The Bank of New York, which serves as the property trustee under the declaration of trust for purposes of the Trust Indenture Act of 1939, as amended. The third trustee is The Bank of New York (Delaware), which has its principal place of business in the State of Delaware, and serves as the Delaware trustee of RC Trust.

         The Bank of New York, acting in its capacity as guarantee trustee, will hold for the benefit of the holders of trust preferred securities a trust preferred securities guarantee, which will be separately qualified under the Trust Indenture Act of 1939.

         Unless otherwise provided in the applicable prospectus supplement, because we will own all of the trust common securities of RC Trust, we will have the exclusive right to appoint, remove or replace trustees and to increase or decrease the number of trustees. In most cases, there will be at least three trustees. The term of RC Trust will be described in the applicable prospectus supplement, but may dissolve earlier, as provided in RC Trust's declaration of trust, as it may be amended and restated from time to time.

         The rights of the holders of the trust preferred securities of RC Trust, including economic rights, rights to information and voting rights and the duties and obligations of the trustees of RC Trust, will be contained in and governed by the declaration of trust of RC Trust, as it may be amended and restated from time to time, the Delaware Business Trust Act and the Trust Indenture Act of 1939.

                                  RISK FACTORS

         An investment in our securities or in the trust preferred securities involves a high degree of risk. In addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors in any applicable prospectus supplement when determining whether or not to purchase the securities offered under this prospectus and the prospectus supplement.

                   RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                          AND PREFERRED STOCK DIVIDENDS

         The following table sets forth our consolidated ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated:


                               Year Ended December 31,
          1997           1998        1999          2000        2001
          ----           ----        ----          ----        ----
          2.8x           3.1x        2.0x          2.0x          -- (1)

(1) Historical earnings were insufficient to cover fixed charges by $45 million for the year ended December 31, 2001. Excluding the $745 million charge described below, the ratio of earnings to combined fixed charges and preferred stock dividends would have been 2.0x for the year ended December 31, 2001.

         For purposes of computing the ratio of earnings to combined fixed charges and preferred stock dividends:

         o earnings consist of income from continuing operations before taxes, fixed charges and amortization of capitalized interest, less capitalized interest; and

         o fixed charges consist of the portion of rents representative of an interest factor and interest expensed, which includes amortization of debt discount and issuance expense, and capitalized; and

         o equity security distributions are included in combined fixed charges and preferred stock dividends.

         The ratio of earnings to combined fixed charges and preferred stock dividends declined in 1999 and 2000 primarily due to lower earnings resulting from a number of factors including certain contract-related operating charges, competitive pricing pressures, a decline in higher margin foreign direct programs and lower volume from missile and missile defense systems. The further decline in the ratio of earnings to combined fixed charges and preferred stock dividends in 2001 is primarily a result of the $745 million third quarter 2001 charge related to Raytheon Aircraft Company.

                                 USE OF PROCEEDS

         Unless otherwise described in a prospectus supplement, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes. These purposes may include, but are not limited to:

         o        working capital;

         o        repayment   or   refinancing   of  debt  or  other   corporate
                  obligations;

         o        capital expenditures;

         o        repurchases and redemptions of securities; and/or

         o        acquisitions.

         Pending any specific application, we may initially invest net proceeds from the sale of the offered securities in short-term marketable securities or apply them to the reduction of short-term indebtedness.

         RC Trust will use all net proceeds from the sale of its trust preferred securities and its trust common securities to purchase our debt securities.

                       DESCRIPTION OF OUR DEBT SECURITIES

         The debt securities will be our unsecured direct obligations, which may be senior or subordinated indebtedness. The debt securities will be issued under one or more indentures between us and a trustee. Any indenture will be subject to, and governed by, the Trust Indenture Act of 1939.

         This section describes the general terms and provisions of the debt securities that we may offer from time to time in the form of one or more series, including to RC Trust. The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement.

         Our unsecured senior debt securities will be issued under an Indenture, dated as of July 3, 1995, between us and The Bank of New York, as trustee, or another indenture or indentures to be entered into by us and that trustee or another trustee. The unsecured subordinated debt securities will be issued under a second Indenture, also dated as of July 3, 1995, and between us and The Bank of New York, as trustee, or another indenture or indentures to be entered into by us and that trustee or another trustee. Both indentures are qualified under the Trust Indenture Act of 1939.

         Copies of each of the July 3, 1995 indentures are filed with the SEC as exhibits to the registration statement of which this prospectus is a part. If we elect to issue securities under another indenture, we will file a copy of that indenture with the SEC. You should refer to those indentures for the complete terms of the debt securities. See "Where You Can Find More Information." In addition, you should consult the applicable prospectus supplement for particular terms of our debt securities.

         Our existing indentures permit us to issue the debt securities without limit as to aggregate principal amount, in one or more series. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of such series, for issuances of additional securities of that series.

         Generally, we will pay the principal of, premium, if any, on, and interest on our debt securities either at an office or agency that we maintain for that purpose or, if we elect, we may pay interest by mailing a check to your address as it appears on our register. We will issue our debt securities only in fully registered form without coupons, generally in denominations of $1,000 or integral multiples of $1,000. We will not apply a service charge for a transfer or exchange of our debt securities, but we may require that you pay the amount of any applicable tax or other governmental charge.

         The applicable prospectus supplement will describe the specific terms relating to the series of debt securities we will offer including, where applicable, the following:

         o        the title and series designation of the debt securities;

         o whether they are senior debt securities or subordinated debt securities;

         o        the aggregate principal amount of the debt securities;

         o the total amount of the debt securities authorized and the amount outstanding, if any;

         o the identity of the person to whom we will pay interest if it is anybody other than the noteholder;

         o        the stated maturity date;

         o the interest rate, which may be fixed or variable, or its method of calculation;

         o when interest will be payable, as well as the record date for determining who we will pay interest to;

         o where the principal, premium, if any, and interest on the debt securities will be paid;

         o        any   mandatory   or   optional   sinking   funds  or  similar
                  arrangements;

         o        when  the  debt   securities  may  be  redeemed  if  they  are
                  redeemable,   as  well  as  the  redemption   prices,   and  a
                  description of the terms of redemption;

         o whether we have any obligation to redeem or repurchase the debt securities at your option;

         o the denominations of the debt securities, if other than $1,000 or an integral multiple of $1,000;

         o the amount that we will pay the holder if the maturity of the debt securities is accelerated, if other than their principal amount;

         o the currency in which we will make payments to the holder and, if a foreign currency, the manner of conversion from U.S. dollars;

         o any index we may use to determine the amount of payment of principal of, premium, if any, on, and interest on the debt securities;

         o if the debt securities will be issued only in the form of a global note, the name of the depositary or its nominee and the circumstances under which the global note may be transferred or exchanged to someone other than the depositary or its nominee;

         o the applicability of the defeasance and covenant defeasance provisions in the applicable indenture;

         o whether the debt securities are convertible into any other securities and the terms and conditions of convertibility;

         o any additions or changes to events of default and, in the case of subordinated debt securities, any additional events of default that would result in acceleration of their maturity; and

         o        any other terms of the debt securities.

         The terms of our debt securities may provide for deferred interest payments, or for an issue price at a discount from the stated redemption price at maturity, either of which would constitute original issue discount. Generally speaking, if our debt securities are issued at an original issue discount and there is an event of default or acceleration of their maturity, holders will in some cases receive an amount less than the stated principal amount. Tax and other special considerations applicable to original issue discount debt will be described in the prospectus supplement in which we offer those debt securities.

         If we were to become insolvent, your claim as a holder of debt securities will be effectively junior to the claims of holders of any indebtedness or preferred stock of our subsidiaries.

Subordination of Our Subordinated Debt Securities

         Generally, the payment of principal of, or premium, if any, on, and interest on our unsecured subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior indebtedness. If we distribute our assets to creditors upon liquidation, dissolution, reorganization, insolvency, bankruptcy or under similar circumstances, holders of our senior debt will be entitled to be paid in full before any payments will be made on our subordinated debt securities. In addition, if the maturity of our subordinated debt securities is accelerated, holders of our senior debt will be entitled to be paid in full before any payments will be made on our subordinated debt securities. Moreover, while there is an event of default with respect to our senior debt that would permit our senior debt to be accelerated, and while we are in default in our payment obligations to holders of senior debt, we cannot make payments to our subordinated debt holders.

         If we were to become insolvent, holders of our subordinated debt securities may not be paid with respect to those securities until our senior debt and third party creditors, as well as holders of any indebtedness or preferred stock of our subsidiaries, are paid in full.

         The indenture for our unsecured subordinated debt securities will not place any limits on the amount of other indebtedness, including senior debt, that we may issue.

         The indenture for our unsecured subordinated debt securities defines "senior indebtedness" to include the principal of, premium, if any, on, and interest on:

         o all of our indebtedness for money borrowed, other than our subordinated debt securities, and any other indebtedness represented by a note, bond, debenture or other similar evidence of indebtedness, including indebtedness of others that we guarantee, in each case whether outstanding on the date of execution of the subordinated debt securities indenture or thereafter created, incurred or assumed; and

o any amendments, renewals, extensions, modifications and refundings of any such indebtedness, unless in any case in the instrument creating or evidencing any such indebtedness or pursuant to which it is outstanding it is provided that such indebtedness is not superior in right of payment to our subordinated debt securities.

In  addition,   for  purposes  of  the  definition  of  "senior   indebtedness,"
"indebtedness for money borrowed" includes:

         o any obligation of, or any obligation guaranteed by, us for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments;

         o any deferred payment obligation of, or any such obligation guaranteed by, us for the payment of the purchase price of property or assets evidenced by a note or similar instrument; and

         o any obligation of, or any such obligation guaranteed by, us for the payment of rent or other amounts under a lease of property or assets if such obligation is required to be classified and accounted for as a capitalized lease on our balance sheet under generally accepted accounting principles.

Events of Default

         Generally speaking, any of the following events will constitute an event of default under the indentures:

         o failure to pay interest on our debt securities for thirty days past the applicable due date, even if we are prohibited from paying interest on our debt securities because they are subordinated;

         o failure to pay principal of, or premium, if any, on, our debt securities when due, even if we are prohibited from making such payments on our debt securities because they are subordinated;

         o        failure to make any sinking fund payment when due,  even if we
                  are   prohibited   from  making  such  payments  on  our  debt
                  securities because they are subordinated;

         o failure to perform any other covenant or agreement set forth in the securities of that series or in the applicable indenture, other than a covenant included in the indenture solely for the benefit of a different series of our debt securities, which continues for 60 days after written notice as provided in the indenture;

         o        bankruptcy, insolvency or reorganization; and

         o any other event of default provided with respect to debt securities of that series.

         A holder will be notified of an event of default with respect to a series of our debt securities by the trustee.

         If there is an event of default with respect to a series of our senior debt securities, which continues for the requisite amount of time, either the trustee or holders of at least 25% of the aggregate principal amount of that series may declare the principal amount of all of the senior debt securities of that series to be due and payable immediately. If the securities were issued at an original issue discount, less than the stated principal amount may become payable.

         Payment of the principal of our subordinated debt securities may be accelerated only in the case of our bankruptcy, insolvency or reorganization. Neither a holder, RC Trust nor the trustee will be able to accelerate the payment of interest or principal with respect to our subordinated debt securities for any other reason.

         In some cases, after a declaration of acceleration has been made, but before a judgment or decree has been obtained, holders of a majority in aggregate principal amount of the series that is in default may rescind the acceleration.

         The trustee will be required to act with a high standard of care. However, the trustee will not be obligated to exercise any of its rights or powers under the indentures at a holder's request unless the holder provides the trustee reasonable security or indemnity. Generally, but with exceptions, holders of a majority in aggregate principal amount of any series of our outstanding debt securities will have the right to choose the time, method and place of any proceeding for any remedy available to the trustee or any exercise of power by the trustee with respect to debt securities of that series.

         A holder may institute a suit against us for enforcement of the holder's rights to receive payment of the principal of, premium, if any, on, or interest on our debt securities after the due dates. However, the holder will not be able to institute any other proceedings under the applicable indenture, including for any remedy, unless the following conditions are satisfied:

         o the holder has previously given the trustee written notice of a continuing event of default with respect to a series of our debt securities held by the holder;

         o holders of at least 25% of the aggregate principal amount of that series make a written request, and offer reasonable indemnity, to the trustee for the trustee to institute the requested proceeding;

         o the trustee does not receive direction contrary to the holders' written request, within 60 days following receipt of the holders' written request, from holders of a majority in aggregate principal amount of that series; and

         o the trustee does not institute the proceeding the holders requested within 60 days following the receipt of the holders' written request and offer of indemnity.

         Every year we are required to deliver to the trustee a statement as to performance of our obligations under the indentures and as to any defaults.

         A default in the payment of any of our debt securities, where the aggregate principal amount of that series of debt securities exceeds $50 million, or a default with respect to our debt securities that causes them to be accelerated, will give rise to a cross-default under our senior credit facilities. In some circumstances, payment defaults on our debt securities may also give rise to cross-defaults of our guarantees of the indebtedness of our subsidiaries.

Defeasance and Covenant Defeasance

         Any series of our debt securities may be subject to the defeasance and discharge provisions of the applicable indenture. If those provisions are applicable, we may elect either:

         o        defeasance   --  which  will  permit  us  to  defease  and  be
                  discharged   from,   subject  to   limitations,   all  of  our
                  obligations with respect to those debt securities; or

         o covenant defeasance -- which will permit us to be released from our obligations to comply with covenants relating to those debt securities as described in the applicable prospectus supplement, which may include obligations concerning subordination of our subordinated debt securities.

         To invoke defeasance or covenant defeasance with respect to any series of our debt securities, we must irrevocably deposit with the trustee, in trust, an amount in funds or U.S. government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay, when due, the principal of, premium, if any, on, and interest on those debt securities and any mandatory sinking fund or similar payments on those debt securities. In addition, we would be required to deliver a legal opinion to the trustee to the effect that a holder of the applicable debt securities will not recognize additional income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance.

         We cannot defease our obligations to register the transfer or exchange of our debt securities; to replace our debt securities that have been stolen, lost or mutilated; to maintain paying agencies; or to hold funds for payment in trust. We may not defease our obligations if there is a continuing event of default on securities issued under the applicable indenture, or if depositing amounts into trust would cause the trustee to have conflicting interests with respect to other of our securities.

         If we effect covenant defeasance with respect to any of our debt securities, and then those debt securities are declared due and payable because of an event of default, other than an event of default relating to any covenant from which we have been released through covenant defeasance, the amount of money or U.S. government obligations on deposit with the trustee may not be sufficient to pay all amounts due on the debt securities at the time of acceleration. However, we would remain liable with respect to any shortfall.

Modification and Waiver

         Modifications and amendments of our current indentures may be made only with the consent of holders of at least a majority in aggregate principal amount of all of our outstanding debt securities affected, voting as a single class. Generally, the consent of all of the holders of our debt securities that are affected is required for any of the following:

         o to change the stated maturity of the principal, or any installment of interest or premium, if any;

         o to reduce the principal amount, the premium, if any, on, the interest, or the amount payable upon acceleration or maturity in the case of debt securities issued at an original issue discount;

         o to change the place of payment, or the currency in which payments are made;

         o to impair your right to institute suit to enforce any payment at or following stated maturity or following a redemption date;

         o to modify the subordination provisions of our subordinated debt securities in a manner adverse to holders; and

         o to reduce the percentage of the principal amount of our outstanding debt securities required for modification to or amendment of either indenture, or for waiver of our compliance with indenture provisions or defaults.

         Holders of a majority in aggregate principal amount of either our senior debt securities or our subordinated debt securities may waive any past default under the applicable indenture, except for a default in the payment of principal, premium, if any, on, or interest on our debt securities and except for our compliance with specified covenants.

Covenants

     Our current indentures contain covenants regarding, among other things:

         o        a limitation on liens other than specified types of liens;

         o a limitation on sale and leaseback transactions, unless the lien on any property subject to the sale and leaseback transaction is permitted under the indentures or the proceeds of the sale and leaseback transaction are used to retire specified types of debt; and

         o restrictions on our ability to engage in consolidations, mergers or transfers of substantially all of our assets unless the surviving or acquiring entity is a domestic company and it expressly assumes our obligations with respect to our debt securities by executing a supplemental indenture.

         You should be aware that we are not prohibited from engaging in highly leveraged transactions, other than as may conflict with those covenants. Moreover, any series of our debt securities may provide that these covenants may be removed with respect to that series.

Conversion or Exchange Rights

         If any series of our debt securities are convertible or exchangeable, the applicable prospectus supplement will specify:

         o the type of securities into which it may be converted or exchanged;

         o the conversion price or exchange ratio, or its method of calculation;

         o whether conversion or exchange is mandatory or at your election; and

         o how the conversion price or exchange ratio may be adjusted if our debt securities are redeemed.

Our Debt Trustee

         The current trustee for our debt securities is The Bank of New York, which performs services for us in the ordinary course of business. We may engage additional or substitute trustees with respect to particular series of our debt securities.

Global Securities

         Our debt securities may be issued in the form of one or more global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement. If so, each global security will be issued in the denomination of the aggregate principal amount of securities that it represents. Unless and until it is exchanged in whole or in part for debt securities that are in definitive registered form, a global security may not be transferred or exchanged except as a whole by the depositary to its nominee. The applicable prospectus supplement will describe this concept more fully.

         The specific material terms of the depositary arrangement with respect to any portion of a series of our debt securities that will be represented by a global security will be described in the applicable prospectus supplement. We anticipate that the following provisions will apply to our depositary arrangements.

         Upon the issuance of any global security, and its deposit with or on behalf of the depositary, the depositary will credit, on its book-entry registration and transfer system, the principal amounts of our debt securities represented by the global security to the accounts of participating institutions that have accounts with the depositary or its nominee. The underwriters or agents engaging in the distribution of our debt securities, or us if we are offering and selling our debt securities directly, will designate the accounts to be credited. Ownership of beneficial interests in a global security will be limited to participating institutions or their clients. The depositary or its nominee will keep records of the ownership and transfer of beneficial interests in a global security by participating institutions. Participating institutions will keep records of the ownership and transfer of beneficial interests by their clients. The laws of some jurisdictions may require that purchasers of our securities receive physical certificates, which may impair a holder's ability to transfer its beneficial interests in global securities.

         While the depositary or its nominee is the registered owner of a global security the depositary or its nominee will be considered the sole owner of all of our debt securities represented by the global security for all purposes under the indentures. Generally, if a holder owns beneficial interests in a global security, the holder will not be entitled to have our debt securities registered in the holder's own name, and the holder will not be entitled to receive a certificate representing its ownership. Accordingly, if a holder owns a beneficial interest in a global security, the holder must rely on the depositary and, if applicable, the participating institution of which the holder is a client to exercise the rights of a holder under the applicable indenture.

         The depositary may grant proxies and otherwise authorize participating institutions to take any action that a holder is entitled to take under the indentures. We understand that, according to existing industry practices, if we request any action of holders, or any owner of a beneficial interest in a global security wishes to give any notice or take any action, the depositary would authorize the participating institutions to give the notice or take the action, and the participating institutions would in turn authorize their clients to give the notice or take the action.

         Generally, we will make payments on our debt securities represented by a global security directly to the depositary. It is our understanding that the depositary will then credit the accounts of participating institutions, which will then distribute funds to their clients. We also expect that payments by participating institutions to their clients will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of clients registered in "street names," and will be the responsibility of the participating institutions. Neither we nor the trustee, nor our respective agents, will have any responsibility, or bear any liability, for any aspects of the records relating to, or payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing records relating to beneficial interests.

         Generally, a global security may be exchanged for certificated debt securities only in the following instances:

         o the depositary notifies us that it is unwilling or unable to continue as depositary, or it ceases to be a registered clearing agency, if required to be registered by law, and a successor is not appointed within 90 days; or

         o we determine in our sole discretion that we will permit global securities to be exchanged for certificated debt securities; or

         o there is a continuing event of default under the indenture governing the debt securities held in global form.

         The following is based on information furnished to us:

         Unless otherwise specified in the applicable prospectus supplement, The Depository Trust Company, or DTC, will act as depositary for securities issued in the form of global securities. Global securities will be issued only as fully registered securities registered in the name of Cede & Co., which is DTC's nominee. One or more fully registered global securities will be issued for these securities representing in the aggregate the total number of these securities, and will be deposited with or on behalf of DTC.

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with it. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers. Access to the DTC system is also available to others, known as indirect participants, such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

         Purchases of securities within the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC's records. The ownership interest of each actual purchaser of each security, commonly referred to as the beneficial owner, is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased securities. Transfers of ownership interests in securities issued in the form of global securities are accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in these securities, except if use of the book-entry system for such securities is discontinued.

         DTC has no knowledge of the actual beneficial owners of the securities issued in the form of global securities. DTC's records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Any redemption notices must be sent to DTC. If less than all of the securities of a series or class are being redeemed, DTC's practice is to determine by lot the amount to be redeemed from each participant.

         Although voting with respect to securities issued in the form of global securities is limited to the holders of record, when a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to such securities. Under its usual procedures, DTC would mail an omnibus proxy to the issuer of the securities as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts such securities are credited on the record date, identified in a listing attached to the omnibus proxy.

         Payments in respect of securities issued in the form of global securities will be made by the issuer of such securities to DTC. DTC's practice is to credit direct participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participant and not of DTC or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments to DTC are the responsibility of the issuer of the applicable securities, disbursement of such payments to direct participants is the responsibility of DTC, and disbursements of such payments to the beneficial owners is the responsibility of direct and indirect participants.

         DTC may discontinue providing its services as depositary with respect to any securities at any time by giving reasonable notice to the issuer of such securities. If a successor depositary is not obtained, individual security certificates representing such securities are required to be printed and delivered. We, at our option, may decide to discontinue use of the system of book-entry transfers through DTC or a successor depositary.

         The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for its accuracy. We have no responsibility for the performance by DTC or its participants of their obligations as described in this prospectus or under the rules and procedures governing their operations.

                         DESCRIPTION OF OUR COMMON STOCK

         We are authorized to issue up to 1,450,000,000 shares of common stock, $0.01 par value per share.

         This section describes the general terms of our common stock that we may offer from time to time. For more detailed information, a holder of our common stock should refer to our restated certificate of incorporation and our amended and restated by-laws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

         Holders of our common stock are entitled to one vote per share and shall vote together as a single class on all matters to be voted on by our stockholders. Pursuant to our restated certificate of incorporation, there are no cumulative voting rights in the election of directors. The approval of corporate actions may also require the approval of the holders of any series of our preferred stock. See "Description of Our Preferred Stock."

         Our common stock will be the only type of our capital stock entitled to vote in the election and removal of directors and other matters presented to our stockholders from time to time, unless we issue voting preferred stock or our restated certificate of incorporation or the law requires otherwise.

         Our common stockholders will be entitled to receive dividends and distributions declared by our Board of Directors, to the extent permitted by outstanding shares of preferred stock and by our restated certificate of incorporation. If a dividend is declared, it will be distributed pro rata to our common stockholders on a per share basis.

         If we are liquidated or dissolved, our common stockholders will be entitled to receive our assets and funds available for distribution to common stockholders in proportion to the number of shares they hold. Our common stockholders may not receive any assets or funds until our creditors have been paid in full and the preferential or participating rights of our preferred stockholders have been satisfied. If we participate in a corporate merger, consolidation, purchase or acquisition of property or stock, or other reorganization, any payments or shares of stock allocated to our common stockholders will be distributed pro rata to holders of our common stock on a per share basis. If we redeem, repurchase or otherwise acquire for payment any shares of our common stock, we will treat each share of common stock identically.

         Holders of our common stock will not have any preemptive, subscription or conversion rights with respect to shares of our common stock. We may issue additional shares of our common stock, if authorized by our Board, without the common stockholders' approval, unless required by Delaware law or a stock exchange on which our securities are traded. If we receive the appropriate payment, shares of our common stock that we issue will be fully paid and nonassessable.

                       DESCRIPTION OF OUR PREFERRED STOCK

         We are authorized to issue up to 200,000,000 shares of preferred stock, $0.01 par value per share, of which 4,000,000 shares have been designated as Series A Junior Participating Preferred Stock, $0.01 par value, and 6,000,000 shares have been designated as Series B Junior Participating Preferred Stock, $0.01 par value.

         This section describes the general terms and provisions of our preferred stock that we may offer from time to time. The applicable prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement. We will file a copy of the certificate of designation that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock, and these certificates of designation will be incorporated by reference into the registration statement of which this prospectus is a part. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. A holder of our preferred stock should refer to the applicable certificate of designation, our restated certificate of incorporation and the applicable prospectus supplement for more specific information.

         Our Board has been authorized, subject to limitations provided in our restated certificate of incorporation, to provide for the issuance of shares of our preferred stock in multiple series. No shares of our preferred stock are currently outstanding.

         With respect to each series of our preferred stock, our Board has the authority to fix the following terms:

         o        the designation of the series;

         o        the number of shares within the series;

         o whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;

         o the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

         o whether the shares are redeemable, the redemption price and the terms of redemption;

         o the amount payable to a holder for each share owned if we are dissolved or liquidated;

         o whether the shares are convertible or exchangeable, the price or rate of exchange, and the applicable terms and conditions;

         o any restrictions on issuance of shares in the same series or any other series; and

         o        your voting rights for the shares you own.

         Holders of our preferred stock will not have preemptive rights with respect to shares of our preferred stock. In addition, rights with respect to shares of our preferred stock will be subordinate to the rights of our general creditors. If we receive the appropriate payment, shares of our preferred stock that we issue will be fully paid and nonassessable.

         We currently plan to retain American Stock Transfer & Trust Company as the registrar and transfer agent of any series of our preferred stock.

                           DESCRIPTION OF OUR WARRANTS

         This section describes the general terms and provisions of our warrants to acquire our securities that we may issue from time to time. The applicable prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement.

         We may issue warrants for the purchase of our debt securities, common stock or preferred stock. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with American Stock Transfer & Trust Company, or another bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus is a part. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.

         The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, where applicable:

         o        the offering price;

         o        the number of warrants offered;

         o        the securities underlying the warrants;

         o the exercise price, the amount of securities you will receive upon exercise, the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

         o        the rights, if any, we have to redeem the warrants;

         o        the date on which the warrants will expire;

         o        U.S. federal income tax consequences;

         o        the name of the warrant agent; and

         o        any other terms of the warrants.

         After your warrants expire they will become void. All warrants will be issued in registered form. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

         Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

         The warrant agreements may be amended or supplemented without the consent of the holders of the warrants to which it applies to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date, may not be altered without the consent of the holder of each warrant.

                   DESCRIPTION OF THE STOCK PURCHASE CONTRACTS
                          AND THE STOCK PURCHASE UNITS

         We may issue contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates, which we refer to herein as "stock purchase contracts." The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, trust preferred securities or debt obligations of third parties, including U.S. treasury securities, which secure the holders' obligations to purchase the common stock under the stock purchase contracts. We refer to these units herein as "stock purchase units." The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or refunded on some basis.

         The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the applicable prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units. Material U.S. federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

                  DESCRIPTION OF THE TRUST PREFERRED SECURITIES

         If and when RC Trust issues trust preferred securities, its declaration of trust will be replaced by an amended and restated declaration of trust which will authorize its trustees to issue one series of trust preferred securities and one series of trust common securities. The form of amended and restated declaration of trust is filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

         The terms of the trust preferred securities will include those stated in RC Trust's declaration of trust, as it may be amended and restated from time to time, and those made a part of that declaration by the Trust Indenture Act of 1939. This section describes the general terms and provisions of RC Trust's amended and restated declaration of trust and the trust securities RC Trust may offer from time to time. The applicable prospectus supplement will describe the specific terms of the amended and restated declaration of trust and the trust preferred securities offered through that prospectus supplement. Any final amended and restated declaration of trust will be filed with the SEC if RC Trust issues trust preferred securities. A holder of trust preferred securities should read the applicable prospectus supplement and the amended and restated declaration of trust for more specific information.

         The prospectus supplement relating to the trust preferred securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

         o        the designation of the trust preferred securities;

         o        the number of trust preferred securities to be issued;

         o the annual distribution rate and any conditions upon which distributions are payable, the distribution payment dates, the record dates for distribution payments and the additional amounts, if any, that may be payable with respect to the trust preferred securities;

         o whether distributions will be cumulative and compounding and, if so, the dates from which distributions will be cumulative or compounded;

         o the amounts that will be paid out of the assets of RC Trust, after the satisfaction of liabilities to creditors of RC
                  Trust, to the holders of trust preferred securities upon dissolution, winding up or termination of RC Trust;

         o        any repurchase, redemption or exchange provisions;

         o any preference or subordination rights upon a default or liquidation of RC Trust;

         o any voting rights of the trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of trust preferred securities, as a condition to a specified action or amendments to the declaration of trust;

         o terms for any conversion or exchange of the related series of our debt securities or the trust preferred securities into other securities;

         o any rights to defer distributions on the trust preferred securities by extending the interest payment period on the related series of our debt securities;

         o any terms and conditions upon which the related series of our debt securities may be distributed to holders of trust preferred securities; and

         o any other relevant terms, rights, preferences, privileges, limitations or restrictions of the trust preferred securities.

         The regular trustee, on behalf of RC Trust and pursuant to the declaration of trust, will issue one class of trust preferred securities and one class of trust common securities. The trust preferred and trust common securities will represent undivided beneficial ownership interests in the assets of RC Trust. Except as described in the applicable prospectus supplement, the trust preferred securities will rank equally, and payments will be made thereon proportionately, with the trust common securities. The trust preferred securities will be issued to the public under the registration statement of which this prospectus is a part. The trust common securities will be issued directly or indirectly to us.


         The only source of cash to make payments on the trust preferred securities issuable by RC Trust will be payments on debt securities RC Trust purchases from us. The property trustee of RC Trust will hold legal title to the debt securities RC Trust purchases in trust for the benefit of the holders of its trust preferred securities. If RC Trust is dissolved, after satisfaction of RC Trust's creditors, the property trustee may distribute the debt securities held in trust on a proportionate basis to the holders of trust preferred and trust common securities.


         We will execute a guarantee agreement for the benefit of the holders of the trust preferred securities. The terms of our guarantee will be set forth in the applicable prospectus supplement and are summarized under the caption "Description of the Trust Preferred Securities Guarantee" included elsewhere in this prospectus. The guarantee will not guarantee the payment of distributions, as defined below, or any amounts payable on redemption or liquidation of the trust preferred securities when RC Trust does not have funds available to make these payments. If we were to become insolvent, your claim as a holder of trust preferred securities, which represents in effect an interest in the related series of our debt securities, or as a holder of our debt securities as part of a stock purchase unit, will be effectively junior to the claims of holders of any indebtedness or preferred stock of our subsidiaries.

         In the applicable prospectus supplement we will also describe certain material U.S. federal income tax consequences and special considerations applicable to the trust preferred securities.

             DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEE

         If and when RC Trust issues trust preferred securities, we will fully and unconditionally guarantee payments on the trust preferred securities as described in this section, any applicable prospectus supplement and the guarantee executed by us in connection with the issuance of the trust preferred securities. The Bank of New York, as guarantee trustee, will hold the guarantee for the benefit of the holders of trust preferred securities.

         This section describes the general terms and provisions of our trust preferred securities guarantee. The applicable prospectus supplement will describe the specific terms of the trust preferred securities guarantee. The form of trust guarantee is filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. We will file with the SEC a final guarantee if RC Trust issues trust preferred securities. A holder of trust preferred securities should refer to the applicable prospectus supplement and to the full text of our guarantee and those terms made a part of the guarantee by the Trust Indenture Act of 1939 for more specific information.

         We will irrevocably and unconditionally agree to pay in full to holders of trust preferred securities the following amounts to the extent not paid by RC
Trust:

         o any accumulated and unpaid distributions and any additional amounts with respect to the trust preferred securities and any redemption price for trust preferred securities called for redemption by RC Trust, if and to the extent that we have made corresponding payments on the debt securities to the property trustee of RC Trust; and

         o payments upon the dissolution of RC Trust equal to the lesser of:

                  (1) the liquidation amount plus all accumulated and unpaid distributions and additional amounts on the trust preferred securities to the extent RC Trust has funds legally available for those payments; and

                  (2) the amount of assets of RC Trust remaining legally available for distribution to the holders of trust preferred securities in liquidation of RC Trust.

         We will not be required to make these liquidation payments if:

         o        RC Trust  distributes  the debt  securities  to the holders of
                  trust  preferred   securities  in  exchange  for  their  trust
                  preferred securities; or

         o RC Trust redeems the trust preferred securities in full upon the maturity or redemption of the debt securities.

         We may satisfy our obligation to make a guarantee payment either by making payment directly to the holders of trust preferred securities or to the guarantee trustee for remittance to the holders or by causing RC Trust to make the payment to them.

         The guarantee is a guarantee from the time of issuance of the applicable series of trust preferred securities. THE GUARANTEE ONLY COVERS, HOWEVER, DISTRIBUTIONS AND OTHER PAYMENTS ON TRUST PREFERRED SECURITIES IF AND TO THE EXTENT THAT WE HAVE MADE CORRESPONDING PAYMENTS ON THE DEBT SECURITIES TO THE APPLICABLE PROPERTY TRUSTEE. IF WE DO NOT MAKE THOSE CORRESPONDING PAYMENTS ON THE DEBT SECURITIES, RC TRUST WILL NOT HAVE FUNDS AVAILABLE FOR PAYMENTS AND WE WILL HAVE NO OBLIGATION TO MAKE A GUARANTEE PAYMENT.

         The obligations under the debt securities, the associated indenture, RC Trust's declaration of trust and our related guarantee, taken together, will provide a full and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities.

Raytheon Covenants

         In the guarantee, we will agree that, as long as any trust preferred securities issued by RC Trust are outstanding, we will not make the payments and distributions described below if:

         o we are in default on our guarantee payments or other payment obligations under the related guarantee;

         o any trust enforcement event under RC Trust's declaration of trust has occurred and is continuing; or

         o we elect to defer payments of interest on the related debt securities by extending the interest payment period, and that deferral period is continuing.

         In these circumstances, we will agree that we will not:

         o declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock; or

         o make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank equally with, or junior in interest to, the debt securities we issue to RC Trust or make any guarantee payments with respect to any guarantee by us of the debt of any of our subsidiaries if that guarantee ranks equally with or junior in interest to the debt securities we issue to RC Trust.

         However, even during these circumstances, we may:

         o purchase or acquire our capital stock in connection with the satisfaction of our obligations under any employee benefit plans or pursuant to any contract or security outstanding on the first day of any extension period requiring us to purchase our capital stock (other than a contract or security ranking expressly by its terms on a parity with or junior to the debt securities);

         o reclassify our capital stock or exchange or convert one class or series of our capital stock for another class or series of our capital stock;

         o purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of our capital stock or the security being converted or exchanged;

         o declare dividends or distributions in our capital stock where the dividend stock is the same stock as that on which the dividend is being paid;

         o redeem, repurchase or issue any rights pursuant to a rights agreement; and

         o make payments under the guarantee related to the trust preferred securities.

         In addition, as long as trust preferred securities issued by RC Trust are outstanding, we will agree that we will:

         o        remain  the  sole  direct  or   indirect   owner  of  all  the
                  outstanding trust common securities of RC Trust, except as permitted by its declaration of trust;

         o        permit  the  trust  common   securities  of  RC  Trust  to  be
                  transferred only as permitted by its declaration of trust; and

         o use reasonable efforts to cause RC Trust to continue to be treated as a grantor trust for U.S. federal income tax purposes, except in connection with a distribution of debt securities to the holders of trust preferred securities as provided in its declaration of trust, in which case RC Trust would be dissolved.

Amendments and Assignment

         We and the guarantee trustee may amend the guarantee without the consent of any holder of trust preferred securities if the amendment does not adversely affect the rights of the holders in any material respect. In all other cases, we and the guarantee trustee may amend the guarantee only with the prior approval of the holders of at least a majority of outstanding trust preferred securities issued by RC Trust.

         We may assign our obligations under the guarantee only in connection with a consolidation, merger or asset sale involving us that is permitted under the indenture governing the debt securities.

Termination of the Guarantee

         Our guarantee will terminate upon:

         o full payment of the redemption price of all trust preferred securities of RC Trust;

         o distribution of the related debt securities, or any securities into which those debt securities are convertible, to the holders of the trust preferred and trust common securities of RC Trust in exchange for all the securities issued by RC
                  Trust;   or

         o        full  payment of the amounts  payable upon  liquidation  of RC
                  Trust.

         The guarantee will, however, continue to be effective, or will be reinstated, if any holder of trust preferred securities must repay any amounts paid on those trust preferred securities or under the guarantee.

Status of the Guarantee

         Our obligations under the guarantee will be unsecured and effectively junior to all debt and preferred stock of our subsidiaries. BY ACCEPTANCE OF THE TRUST PREFERRED SECURITIES, THE HOLDERS OF TRUST PREFERRED SECURITIES AGREE TO ANY SUBORDINATION PROVISIONS AND OTHER TERMS OF THE RELATED GUARANTEE. We will specify in the applicable prospectus supplement the ranking of the guarantee with respect to our capital stock and other liabilities, including other guarantees.

         The guarantee will be deposited with the guarantee trustee to be held for the benefit of the holders of the trust preferred securities. The guarantee trustee will have the right to enforce the guarantee on the holders' behalf. In most cases, the holders of a majority of outstanding trust preferred securities issued by RC Trust will have the right to direct the time, method and place of:

         o conducting any proceeding for any remedy available to the applicable guarantee trustee; or

         o exercising any trust or other power conferred upon that guarantee trustee under the guarantee.

         The guarantee will constitute a guarantee of payment and not merely of collection. This means that the guarantee trustee may institute a legal proceeding directly against us to enforce the payment rights under the guarantee, without first instituting a legal proceeding against RC Trust or any other person or entity.

         If the guarantee trustee fails to enforce the guarantee or we fail to make a guarantee payment, a holder of the trust preferred securities may institute a legal proceeding directly against us to enforce the holder's rights under that guarantee without first instituting a legal proceeding against RC Trust, the guarantee trustee or any other person or entity.

Periodic Reports Under Guarantee

         We will be required to provide annually to the guarantee trustee a statement as to our performance of our obligations and our compliance with all conditions under the guarantee.

Duties of Guarantee Trustee

         The guarantee trustee normally will perform only those duties specifically set forth in the guarantee. The guarantee will not contain any implied covenants. If a default occurs on the guarantee, the guarantee trustee will be required to use the same degree of care and skill in the exercise of its powers under the guarantee as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. The guarantee trustee will exercise any of its rights or powers under the guarantee at the request or direction of holders of the trust preferred securities only if the guarantee trustee is offered security and indemnity satisfactory to it.

     RELATIONSHIP AMONG THE DEBT SECURITIES, THE TRUST PREFERRED SECURITIES
                  AND THE TRUST PREFERRED SECURITIES GUARANTEE

         To the extent set forth in the guarantee and to the extent funds are available, we will irrevocably guarantee the payment of distributions and other amounts due on the trust preferred securities. If and to the extent we do not make payments on the debt securities to the property trustee, RC Trust will not have sufficient funds to pay distributions or other amounts due on the trust preferred securities. The guarantee does not cover any payment of distributions or other amounts due on the trust preferred securities unless RC Trust has sufficient funds for the payment of such distributions or other amounts. In such event, a holder of trust preferred securities may institute a legal proceeding directly against us to enforce payment of such distributions or other amounts to such holder after the respective due dates. Taken together, our obligations under the debt securities, the associated indenture, RC Trust's declaration of trust and our related guarantee will provide a full and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that provides a full and unconditional guarantee of RC Trust's payment obligations under the trust preferred securities.

Sufficiency of Payments

         As long as payments of interest and other amounts are made when due on the debt securities, such payments will be sufficient to cover distributions and payments due on the trust preferred securities because of the following factors:

         o the aggregate principal amount of the debt securities will be equal to the sum of the aggregate stated liquidation amount of the trust preferred securities;

         o the interest rate and the interest and other payment dates on the debt securities will match the distribution rate and distribution and other payment dates for the trust preferred securities;

         o we, as issuer of the debt securities, will pay, and RC Trust will not be obligated to pay, directly or indirectly, any costs, expenses, debts and obligations of RC Trust, other than with respect to the trust preferred securities; and

         o the declaration of trust will further provide that RC Trust will not engage in any activity that is not consistent with the limited purposes of RC Trust.

         Notwithstanding anything to the contrary in the indenture, we have the right to set-off any payment we are otherwise required to make thereunder against and to the extent we have already made, or are concurrently on the date of such payment making, a related payment under the guarantee.

Enforcement Rights of Holders of Preferred Securities

         The declaration of trust provides that if we fail to make interest or other payments on the debt securities when due, taking account of any extension period, the holders of the trust preferred securities may direct the property trustee to enforce its rights under the applicable indenture. If the property trustee fails to enforce its rights under the indenture in respect of an event of default under the indenture, any holder of record of trust preferred securities may, to the fullest extent permitted by applicable law, institute a legal proceeding against us to enforce the property trustee's rights under the indenture without first instituting any legal proceeding against RC Trust, the property trustee or any other person or entity. Notwithstanding the foregoing, if a trust enforcement event has occurred and is continuing and such event is attributable to our failure to pay interest, premium or principal on the debt securities on the date such interest, premium or principal is otherwise payable, then a holder of trust preferred securities may institute a direct action against us for payment of such holder's pro rata share. If a holder brings such a direct action, we will be entitled to that holder's rights under RC Trust's declaration of trust to the extent of any payment made by us to that holder.

         If we fail to make payments under the guarantee, a holder of trust preferred securities may institute a proceeding directly against us for enforcement of the guarantee for such payments.

Limited Purpose of Trust

         The trust preferred securities evidence undivided beneficial ownership interests in the assets of RC Trust, and RC Trust exists for the sole purpose of issuing and selling the trust preferred and trust common securities and using the proceeds to purchase our debt securities. A principal difference between the rights of a holder of trust preferred securities and a holder of our debt securities is that a holder of our debt securities is entitled to receive from us the principal amount of, and interest accrued on, the debt securities held, while a holder of trust preferred securities is entitled to receive distributions and other payments from RC Trust, or from us under the guarantee, only if, and to the extent, RC Trust has funds available for the payment of such distributions and other payments.

Rights Upon Dissolution

         Upon any voluntary or involuntary dissolution of RC Trust involving the redemption or repayment of the debt securities, the holders of the trust preferred securities will be entitled to receive, out of assets held by RC Trust, subject to the rights of creditors of RC Trust, if any, the liquidation distribution in cash. Because we are the guarantor under the guarantee and, as issuer of the debt securities, we have agreed to pay for all costs, expenses and liabilities of RC Trust other than RC Trust's obligations to the holders of the trust preferred securities, the positions of a holder of trust preferred securities and a holder of debt securities relative to other creditors and to our stockholders in the event of liquidation or bankruptcy of us would be substantially the same.

                DESCRIPTION OF CERTAIN PROVISIONS OF DELAWARE LAW
                AND OUR CERTIFICATE OF INCORPORATION AND BY-LAWS

         We are organized as a Delaware corporation. The following is a summary of our restated certificate of incorporation and amended and restated by-laws and certain provisions of Delaware law. Because it is a summary, it does not contain all the information that may be important to you. If you want more information, you should read our entire restated certificate of incorporation and amended and restated by-laws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part, see "Where You Can Find More Information," or refer to the provisions of Delaware law.

Advance Notice of Nominations

         Our amended and restated by-laws contain provisions requiring that you deliver advance notice of any business that you intend to raise at an annual meeting of stockholders and provides for procedures to be followed if you wish to nominate a person to be elected as a director. To be timely, you must give written notice to our Secretary within the 30-day period beginning on the 120th day prior to the first anniversary of the preceding year's annual meeting. If the date of the next annual meeting is more than 30 days before, or more than 60 days after, the first anniversary of the preceding year's annual meeting, you must deliver notice to our Secretary within the period beginning on the 120th day prior to the meeting and ending 30 days later, or, if later, the 10th day after our public announcement of the meeting date. In addition, if we plan to increase the size of our Board, and we do not announce all of the nominees for election, or the fact that the size of our Board will be increased, at least 100 days before the first anniversary of the preceding year's annual meeting, you will have 10 days following the date of our public announcement to give notice of your nomination to our Secretary.

         The notice must provide information about you and the business to be brought before the meeting. You should review our amended and restated by-laws for more information. For our 2002 annual stockholders' meeting, the first anniversary of the previous year's meeting will be April 25, 2002.

Classification of Directors

         Our restated certificate of incorporation provides that, except as otherwise required by specific provisions of the restated certificate of incorporation relating to the rights of holders of any class or series of preferred stock to elect additional directors under specified circumstances, the number of our directors may be fixed from time to time by a resolution adopted by a majority of our Board but must not be less than three. Our Board is classified into three classes, as nearly equal in size as possible. Each class holds office until the third succeeding anniversary of the annual stockholders' meeting electing that class. A director may be removed only for cause by the vote of our common stockholders, subject to the rights of any series of preferred stock outstanding.

No Action by Written Consent; Special Meeting

         Our restated certificate of incorporation provides that stockholders may not act by written consent in lieu of an annual or a special meeting. Except as otherwise required by law and subject to the rights of holders of any class or series of preferred stock, special meetings of the stockholders may only be called by our Chairman of the Board or by our Board pursuant to a resolution that indicates the purpose of the meeting, which is approved by a majority of our directors, assuming, for this purpose, that there were no vacancies. No business other than that stated in the notice may be transacted at any special meeting of stockholders.

         According to our amended and restated by-laws, if we call a special meeting to elect directors to our Board, you may nominate individuals for election if you deliver notice to our Secretary during the period beginning on the 120th day before the special meeting and ending 30 days later, or, if later, the 10th day after our public announcement of the meeting.

Limitation on Directors' Liability

         Our restated certificate of incorporation provides, as authorized by law, that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from or limitation of liability is not permitted under the Delaware General Corporation Law. The effect of this provision may be to reduce the likelihood of derivative litigation against directors for breach of their duty of care, even though the action, if successful, might otherwise have benefited us and our stockholders.

Stockholder Rights Plan

         We have in place a stockholder rights plan. Each share of common stock issued hereunder will be issued together with one right under the stockholder rights plan. You should refer to the rights agreement, dated as of December 15, 1997, by and between us and American Stock Transfer & Trust Company, as rights agent, as amended, for a more detailed description of the stockholder rights plan. A copy of the rights agreement, as amended, is filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

         The rights trade automatically with shares of our common stock and become exercisable only under the circumstances described below. The rights are designed to protect our interests and the interests of our stockholders against coercive takeover tactics. The purpose of the rights is to encourage potential acquirors to negotiate with our Board before attempting a takeover and to provide our Board with leverage in negotiating the terms of any proposed takeover on behalf of all stockholders. The rights may have anti-takeover effects. The rights should not, however, interfere with any merger or other business combination that our Board approves.

         The rights do not become exercisable until triggering events occur. They expire on December 15, 2007, but we may extend this date or redeem the rights earlier. Before a right is exercised, the right does not confer any right to vote or receive dividends. The rights entitle you to purchase from us one one-hundredth of a share of our Series B Junior Participating preferred stock for $250, subject to adjustment, upon the earlier of the following occurrences:

         o 10 days after the public announcement that an individual or group-- the "acquiror"-- has acquired 15% or more of our common stock, or the total voting power in the election of our directors; or

         o 10 business days, or later if our Board elects, after the commencement or announcement by an individual or group -- the "acquiror" -- of an intention to make a tender offer or exchange offer that would result in the acquisition of 15% or more of our common stock, or the total voting power in the election of our directors.

         Once the acquiror acquires 15% or more of our common stock, each holder of a right other than the acquiror, whose rights will automatically become void, will thereafter have the right to purchase, in lieu of purchasing shares of our Series B Junior Participating preferred stock as explained above, shares of our common stock at a 50% discount to market price. If we are thereafter acquired in a merger or other business combination, or

50% or more of our assets or earning power are sold, each holder of a right will have the right to purchase shares of common stock of the acquiring company at a 50% discount to market price. Our Board will have the option, however, before the acquiror obtains 50% or more of our outstanding shares of common stock, to exchange rights of holders, other than the acquiror, for shares of our Series B Junior Participating preferred stock, at a rate of 100 rights per share, subject to adjustment.

         We may redeem the rights at any time before they are triggered at a price of $0.01 per right. Our Board may also designate the effective time of the redemption as well as the applicable conditions. If we redeem your rights, you will be entitled to receive $0.01 for each right you hold, but you will not have any further entitlements with respect to these rights.

Section 203 of The Delaware General Corporation Law

         Section 203 of the Delaware General Corporation Law prohibits a defined set of transactions between a Delaware corporation, such as us, and an "interested stockholder." An interested stockholder is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. This provision may prohibit business combinations between an interested stockholder and a corporation for a period of three years after the date the interested stockholder becomes an interested stockholder. The term "business combination" is broadly defined to include mergers, consolidations, sales or other dispositions of assets having a total value in excess of 10% of the consolidated assets of the corporation, and some other transactions that would increase the interested stockholder's proportionate share ownership in the corporation.

         This prohibition is effective unless:

         o        the business combination is approved by our Board prior to the
                  time  the   interested   stockholder   becomes  an  interested
                  stockholder;

         o the interested stockholder acquired at least 85% of our voting stock, other than stock held by directors who are also officers or by qualified employee stock plans, in the transaction in which it becomes an interested stockholder; or

         o the business combination is approved by a majority of our Board and by the affirmative vote of 662/3% of the outstanding voting stock that is not owned by the interested stockholder.

         In general, the prohibitions do not apply to business combinations with persons who were stockholders prior to the corporation becoming subject to
Section 203.

Stock Exchange Listing

         Our common stock is listed on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Exchange. The trading symbol for our common stock on these exchanges is "RTN."

Transfer Agent and Rights Agent

         American Stock Transfer & Trust Company is the Transfer Agent for our common stock and the Rights Agent for the rights.

                              PLAN OF DISTRIBUTION

         We and RC Trust  may sell the  securities  in and  outside  the  United
States (a) through underwriters or dealers, (b) directly to purchasers, including our affiliates, (c) through agents or (d) through a combination of any of these methods. The prospectus supplement will include the following information:

         o        the terms of the offering;

         o        the names of any underwriters or agents;

         o        the name or names of any managing underwriter or underwriters;

         o        the purchase price of the securities;

         o        the net proceeds from the sale of the securities;

         o        any delayed delivery arrangements;

         o        any  underwriting  discounts,   commissions  and  other  items
                  constituting underwriters' compensation;

         o        any initial public offering price;

         o any discounts or concessions allowed or reallowed or paid to dealers; and

         o        any commissions paid to agents.

Sale Through Underwriters or Dealers

         If underwriters are used in the sale of any of these securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in any prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

         During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

         Some or all of the securities that we and RC Trust offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we and RC Trust sell these securities for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, neither we nor RC Trust can assure you of the liquidity of, or continued trading markets for, any securities that we and RC Trust offer.

         If dealers are used in the sale of securities, we and RC Trust will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

         We and RC Trust may sell the securities directly, and not through underwriters or agents. We and RC Trust may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

         We and RC Trust may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

         If we so indicate in the prospectus supplement, we and RC Trust may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us or RC Trust at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
General Information

         We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

                       VALIDITY OF THE OFFERED SECURITIES

         Neal E. Minahan, Esq., Senior Vice President and General Counsel of Raytheon, will pass upon the validity of our debt securities, common stock, preferred stock, warrants, guarantees, stock purchase contracts and stock purchase units. As of the date of this prospectus, Neal E. Minahan, Esq. holds 13,000 shares of common stock and options to acquire an additional 140,050 shares of common stock.

         The validity of the trust preferred securities to be issued by RC Trust, and the enforceability of its declaration of trust and the creation of RC Trust, will be passed upon by Richards, Layton and Finger, P.A., Wilmington, Delaware.

                                     EXPERTS

         The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Raytheon Company for the year ended December 31, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other document we file at the SEC's public reference section, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the worldwide web site (http://www.sec.gov) maintained by the SEC. Information regarding the operation of the public reference section can be obtained by calling 1-800-SEC-0330. Our common stock, $0.01 par value per share, is listed on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Exchange, where reports, proxy statements and other information concerning Raytheon Company can also be inspected. The offices of the NYSE are located at 20 Broad Street, New York, New York 10005.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Statements in this prospectus regarding the contents of any contract or other document may not be complete. You should refer to the copy of the contract or other document filed as an exhibit to the registration statement. Later information filed with the SEC will update and supersede information we have included or incorporated by reference in this prospectus.

         We incorporate by reference the following documents filed by us:

         o our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed with the SEC on March 19, 2002; and

         o        our  registration  statements on Form 8-A/A and Form 8-A filed
                  with  the  SEC  on   December   17,  1997  and  May  1,  2001,
                  respectively.

         In addition to the documents listed above, we incorporate by reference any future filings made by us, including filings made prior to the effectiveness of this registration statement, with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until our offering of the securities made by this prospectus is completed or terminated.

         We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, excluding exhibits other than those to which we specifically refer. Such written requests should be addressed to:

          Secretary, Raytheon Company
          141 Spring Street
          Lexington, Massachusetts 02421

         You may direct telephone requests to our Secretary at (781) 862-6600.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities registered hereby, other than underwriting discounts and commission, if any, incurred in connection with the sale of the offered securities. All such amounts will be borne by Raytheon Company.

SEC Registration Fee........................................       $ 276,000
Legal Fees and Expenses.....................................       $ 100,000
Accounting Fees and Expenses................................       $  30,000
Trustee's Fees and Expenses (including counsel fees)........       $  20,000
Rating Agency Fees..........................................       $ 160,000
Blue Sky Fees and Expenses..................................       $   2,000
Printing and Engraving Expenses.............................       $  90,000
Miscellaneous Fees and Expenses.............................       $  14,000
                                                                   ---------

Total:                                                             $ 692,000
                                                                   =========

         All fees and expenses other than the SEC Registration Fee are estimated. The expenses listed above will be paid by Raytheon Company.

Item 15.  Indemnification of Directors and Officers.

Delaware General Corporation Law

         Under Section 145 of the Delaware General Corporation Law (the "DGCL"), Raytheon Company is empowered to indemnify its directors and officers in the circumstances therein provided. Certain portions of Section 145 are summarized below:

         Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in the manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had not reasonable cause to believe such person's conduct was unlawful.

         Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

         Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         Section  145(d) of the DGCL  provides  that any  indemnification  under
Section 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 145(a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

         Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in
Section 145. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

         Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Restated Certificate of Incorporation

         The Restated Certificate of Incorporation of Raytheon Company provides that no director of Raytheon Company shall be personally liable to Raytheon Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption or limitation is prohibited under the DGCL as it currently exists or as it may be amended in the future.

         The Restated Certificate of Incorporation also provides that Raytheon Company shall indemnify each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of Raytheon Company or is or was serving at the request of Raytheon Company as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (whether the basis of such action, suit or proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer), to the fullest extent authorized by the DGCL as it currently exists or as it may be amended in the future, against all expense, liability and loss (including attorneys' fees, judgments, fines, payments in settlement and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974, as in effect from time to time) reasonably incurred or suffered by such person. Such indemnification shall continue as to a person who ceases to be a director or officer of Raytheon Company and shall inure to the benefit of such person's heirs, executors and administrators. Raytheon Company shall not be required to indemnify a person in connection with such action, suit or proceeding initiated by such person if it was not authorized by the Board of Directors except under limited circumstances.

         The Restated Certificate of Incorporation also provides that Raytheon Company shall pay the expenses of directors and officers incurred in defending any such action, suit or proceeding in advance of its final disposition; provided, however, that, if and to the extent that the DGCL requires, the payment of expenses incurred by a director or officer in advance of the final disposition of any action, suit or proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under the Restated Certificate of Incorporation or otherwise. If a claim for indemnification or advancement of expenses by an officer or director under the Restated Certificate of Incorporation is not paid in full within 30 calendar days after a written claim therefor has been received by Raytheon Company, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled also to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any action, suit or proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to Raytheon Company) that the claimant has not met the standard of conduct which makes it permissible under the DGCL for Raytheon Company to indemnify the claimant for the amount claimed. Raytheon Company shall have the burden of providing such defense. Neither the failure of Raytheon Company to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in circumstances because the claimant has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by Raytheon Company that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The right to indemnification and the payment of expenses conferred on any person by the Restated Certificate of Incorporation shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation or the Amended and Restated By-Laws of Raytheon Company, agreement, vote of stockholders or disinterested directors or otherwise.

         Any repeal or modification of the provisions of the Restated Certificate of Incorporation described herein by the stockholders of Raytheon Company will not adversely affect any limitation on the personal liability of directors for, or any rights of directors in respect of, any cause of action, suit or claim accruing or arising prior to the repeal or modification.

         The Restated Certificate of Incorporation also provides that Raytheon Company may maintain insurance to protect itself and any director, officer, employee or agent of Raytheon Company or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not Raytheon Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Item 16.  Exhibits

           Exhibit No.  Description
           -----------  -----------

                  *1.1 Underwriting Agreement, filed as an exhibit to Raytheon Company's Current Report on Form 8-K filed with the Securities and Exchange Commission, (the "SEC") on October 31, 2001, is hereby incorporated by reference.

                   4.1 Raytheon Company Restated Certificate of Incorporation, restated as of April 2, 2002.

           Exhibit No.  Description
           -----------  -----------

                   4.2  Raytheon  Company  Amended  and  Restated  By-Laws,   as
                        amended through December 19, 2001.

                   4.3 Raytheon Company Certificate of Designation of Preferences and Rights of Series B Junior Participating Preferred Stock.

                   4.4 Indenture relating to Senior Debt Securities dated as of July 3, 1995 between Raytheon Company and The Bank of New York, as Trustee.

                   4.5 Indenture relating to Subordinated Debt Securities dated as of July 3, 1995 between Raytheon Company and The Bank of New York, as Trustee.

                  *4.6 Supplemental Indenture dated as of December 17, 1997 between Raytheon Company and the Bank of New York, as Trustee, filed as an exhibit to Raytheon Company's Annual Report on Form 10-K for the year ended December 31, 1997, is hereby incorporated by reference.

                   4.7  Form of Senior  Debt  Securities  (included  in  Exhibit
                        4.4).

                   4.8  Form  of  Subordinated  Debt  Securities   (included  in
                        Exhibit 4.5).

                  *4.9 Rights Agreement dated as of December 15, 1997 between Raytheon Company and State Street Bank and Trust Company, as Rights Agent, filed as an exhibit to Raytheon Company's Registration Statement on Form 8-A, File No. 1-13699, is hereby incorporated by reference.

                 *4.10 Amendment to Rights Agreement dated as of May 15, 2001 between Raytheon Company and State Street Bank and Trust Company, as Rights Agent, filed as an exhibit to Raytheon Company's Annual Report on Form 10-K for the year ended December 31, 2001, is hereby incorporated by reference.

                 *4.11 Agreement of Substitution and Amendment of Rights Agreement dated as of March 5, 2002 between Raytheon Company and American Stock Transfer & Trust Company, as Rights Agent, filed as an exhibit to Raytheon Company's Annual Report on Form 10-K for the year ended December 31, 2001, is hereby incorporated by reference.

                  4.12 Third Amendment to Rights Agreement dated as of April 5, 2002 between Raytheon Company and American Stock Transfer & Trust Company, as Rights Agent.

                **4.13 Form of stock certificate representing shares of common stock, $0.01 par value per share, of Raytheon Company.

                **4.14  Form  of  Certificate  of  Designation   for  shares  of
                        preferred stock, $0.01 par value per share, of Raytheon Company.

                **4.15  Form  of  stock  certificate   representing   shares  of
                        preferred stock, $0.01 par value per share, of Raytheon Company.

                **4.16  Form of Warrant Agreement, including form of Warrant.

                **4.17  Form of Stock Purchase Contract.

                **4.18  Form of Stock Purchase Unit.

                 *4.19 Declaration of Trust of RC Trust II, dated as of April 4, 2001 among Raytheon Company, The Bank of New York, The Bank of New York (Delaware) and Richard A. Goglia, as trustees, filed as an exhibit to Raytheon Company's Registration Statement on Form S-3, File No. 333-58474, is hereby incorporated by reference.

                  4.20  Form of Amended and Restated Declaration of Trust.

           Exhibit No.  Description
           -----------  -----------

                 *4.21 Certificate of Trust of RC Trust II, filed as an exhibit to Raytheon Company's Registration Statement on Form S-3, File No. 333-58474, is hereby incorporated by reference.

                  4.22 Form of Trust Preferred Security (included in Exhibit 4.20).

                  4.23  Form of Raytheon Company Guarantee Agreement.

                   5.1 Opinion of Neal E. Minahan, Senior Vice President and General Counsel of Raytheon Company.

                   5.2 Opinion of Richards, Layton & Finger, P.A. relating to RC Trust II.

                 **8.1 Opinion of Sullivan & Worcester LLP regarding tax matters.

                  12.1 Statement regarding Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

                  23.1  Consent of Neal E. Minahan (included in Exhibit 5.1).

                  23.2  Consent of Richards,  Layton & Finger, P.A. (included in
                        Exhibit 5.2).

                  23.3  Consent of PricewaterhouseCoopers LLP.

                    24  Powers of Attorney (included in signature pages).

                **25.1 Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Indenture.

                **25.2 Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Subordinated Indenture.

                **25.3 Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Amended and Restated Declaration of Trust of RC Trust II.

                **25.4 Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Raytheon Company Guarantee Agreement for RC Trust II.

*        Incorporated herein by reference.
** To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and incorporated herein by reference in connection with the offering of offered securities, as appropriate.

Item 17. Undertakings.

         (A) The undersigned registrants hereby undertake:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the SEC by Raytheon Company pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (B) The undersigned registrants hereby further undertake that, for the purposes of determining any liability under the Securities Act, each filing of Raytheon Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 of this registration statement, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (D) The undersigned registrants hereby undertake that:

                  (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by Raytheon Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective;

                  (2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (E) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of each trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, Raytheon Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Commonwealth of Massachusetts, on the 27th day of March, 2002.

                                  RAYTHEON COMPANY

                                  By:  /s/Neal E. Minahan
                                       Neal E. Minahan
                                       Senior Vice President and General Counsel

         We, the undersigned officers and directors of Raytheon Company, hereby severally constitute and appoint Franklyn A. Caine, Richard A. Goglia and Neal
E. Minahan and each of them singly, our true and lawful attorney and agent with full power and authority to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 of Raytheon Company and any and all amendments or supplements, whether pre-effective or post-effective, to said registration statement (including, without limitation, any registration statement and post-effective amendment thereto filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act")) and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Raytheon Company to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signature as then may be signed by our said attorneys or any of them, to said registration statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                 Title                                       Date
---------                                 -----                                       ----


/s/ Daniel P. Burnham                     Chairman and Chief Executive Officer and    March 27, 2002
Daniel P. Burnham                         Director (Principal Executive Officer)


/s/ Barbara M. Barrett                    Director                                    March 27, 2002
Barbara M. Barrett


/s/ Ferdinand Colloredo Mansfield         Director                                    March 27, 2002
Ferdinand Colloredo-Mansfeld


/s/ John M. Deutch                        Director                                    March 27, 2002
John M. Deutch

Signature                                 Title                                       Date
---------                                 -----                                       ----


/s/ Thomas E. Everhart                    Director                                    March 27, 2002
Thomas E. Everhart


/s/ John R. Galvin                        Director                                    March 27, 2002
John R. Galvin


/s/ L. Dennis Kozlowski                   Director                                    March 27, 2002
L. Dennis Kozlowski


_____________________________             Director
Henrique de Campos Meirelles


/s/ Frederic M. Poses                     Director                                    March 27, 2002
Frederic M. Poses


/s/ Warren B. Rudman                      Director                                    March 27, 2002
Warren B. Rudman


/s/ Michael E. Ruettgers                  Director                                    March 27, 2002
Michael C. Ruettgers


/s/ William R. Spivey                     Director                                    March 27, 2002
William R. Spivey


_____________________________             Director
Alfred M. Zeien


/s/ Franklyn A. Caine                     Senior Vice President and Chief Financial   March 27, 2002
Franklyn A. Caine                         Officer (Principal Financial Officer)


/s/ Edward S. Pliner                      Vice President and Corporate Controller     March 27, 2002
Edward S. Pliner                          (Principal Accounting Officer)

         Pursuant to the requirements of the Securities Act, RC Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Commonwealth of Massachusetts, on the 27th day of March, 2002.

                                   RC TRUST II

                                   By: Raytheon Company, as Sponsor

                                   By: /s/ Neal E. Minahan
                                       Neal E. Minahan
                                       Senior Vice President and General Counsel

                                  EXHIBIT INDEX
           Exhibit No.  Description
           -----------  -----------

                  *1.1 Underwriting Agreement, filed as an exhibit to Raytheon Company's Current Report on Form 8-K filed with the SEC on October 31, 2001, is hereby incorporated by reference.

                   4.1 Raytheon Company Restated Certificate of Incorporation, restated as of April 2, 2002.

                   4.2  Raytheon  Company  Amended  and  Restated  By-Laws,   as
                        amended through December 19, 2001.

                   4.3 Raytheon Company Certificate of Designation of Preferences and Rights of Series B Junior Participating Preferred Stock.

                   4.4 Indenture relating to Senior Debt Securities dated as of July 3, 1995 between Raytheon Company and The Bank of New York, as Trustee.

                   4.5 Indenture relating to Subordinated Debt Securities dated as of July 3, 1995 between Raytheon Company and The Bank of New York, as Trustee.

                  *4.6 Supplemental Indenture dated as of December 17, 1997 between Raytheon Company and the Bank of New York, as Trustee, filed as an exhibit to Raytheon Company's Annual Report on Form 10-K for the year ended December 31, 1997, is hereby incorporated by reference.

                   4.7  Form of Senior  Debt  Securities  (included  in  Exhibit
                        4.4).

                   4.8  Form  of  Subordinated  Debt  Securities   (included  in
                        Exhibit 4.5).

                  *4.9 Rights Agreement dated as of December 15, 1997 between Raytheon Company and State Street Bank and Trust Company, as Rights Agent, filed as an exhibit to Raytheon Company's Registration Statement on Form 8-A, File No. 1-13699, is hereby incorporated by reference.

                 *4.10 Amendment to Rights Agreement dated as of May 15, 2001 between Raytheon Company and State Street Bank and Trust Company, as Rights Agent, filed as an exhibit to Raytheon Company's Annual Report on Form 10-K for the year ended December 31, 2001, is hereby incorporated by reference.

                 *4.11 Agreement of Substitution and Amendment of Rights Agreement dated as of March 5, 2002 between Raytheon Company and American Stock Transfer & Trust Company, as Rights Agent, filed as an exhibit to Raytheon Company's Annual Report on Form 10-K for the year ended December 31, 2001, is hereby incorporated by reference.

                  4.12 Third Amendment to Rights Agreement dated as of April, 5, 2002 between Raytheon Company and American Stock Transfer & Trust Company, as Rights Agent.

                **4.13 Form of stock certificate representing shares of common stock, $0.01 par value per share, of Raytheon Company.

                **4.14  Form  of  Certificate  of  Designation   for  shares  of
                        preferred stock, $0.01 par value per share, of Raytheon Company.

                **4.15  Form  of  stock  certificate   representing   shares  of
                        preferred stock, $0.01 par value per share, of Raytheon Company.

                **4.16  Form of Warrant Agreement, including form of Warrant.

                **4.17  Form of Stock Purchase Contract.

           Exhibit No.  Description
           -----------  -----------

                **4.18  Form of Stock Purchase Unit.

                 *4.19 Declaration of Trust of RC Trust II, dated as of April 4, 2001 among Raytheon Company, The Bank of New York, The Bank of New York (Delaware) and Richard A. Goglia, as trustees, filed as an exhibit to Raytheon Company's Registration Statement on Form S-3, File No. 333-58474, is hereby incorporated by reference.

                  4.20  Form of Amended and Restated Declaration of Trust.

                 *4.21 Certificate of Trust of RC Trust II, filed as an exhibit to Raytheon Company's Registration Statement on Form S-3, File No. 333-58474, is hereby incorporated by reference.

                  4.22 Form of Trust Preferred Security (included in Exhibit 4.20).

                  4.23  Form of Raytheon Company Guarantee Agreement.

                   5.1 Opinion of Neal E. Minahan, Senior Vice President and General Counsel of Raytheon Company.

                   5.2 Opinion of Richards, Layton & Finger, P.A. relating to RC Trust II.

                 **8.1 Opinion of Sullivan & Worcester LLP regarding tax matters.

                  12.1 Statement regarding Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

                  23.1  Consent of Neal E. Minahan (included in Exhibit 5.1).

                  23.2  Consent of Richards,  Layton & Finger, P.A. (included in
                        Exhibit 5.2).

                  23.3  Consent of PricewaterhouseCoopers LLP.

                    24  Powers of Attorney (included in signature pages).

                **25.1 Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Indenture.

                **25.2 Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Subordinated Indenture.

                **25.3 Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Amended and Restated Declaration of Trust of RC Trust II.

                **25.4 Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Raytheon Company Guarantee Agreement for RC Trust II.

*        Incorporated herein by reference.

** To be filed either by amendment or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference in connection with the offering of offered securities, as appropriate.